Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of G-X Private Markets (formerly known as G-X Private Equity) of our report dated June 26, 2026 relating to the financial statements of G-X Private Markets, which appears in such Registration Statement. We also consent to the references to us under the headings “Prospectus Summary – Auditors”, “Management of the Fund – Other Service Providers – Auditors”, “Management of the Fund – Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts

October 26, 2026

PricewaterhouseCoopers LLP, 101 Seaport Boulevard, Suite 500, Boston, MA 02210

T: (617) 530 5000, www.pwc.com/us